SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

ENVIRONMENTAL POWER CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Our Stockholders:

A Special Meeting of Stockholders of Environmental Power Corporation, a Delaware corporation (the “Company” or “EPC”), will be held on Friday, November 19, 2004 at 11:00 a.m., local time, at the offices of the Company located at One Cate Street, 4th Floor, Portsmouth, New Hampshire 03801, for the following purposes:

1.	To consider and approve a Restated Certificate of Incorporation of the Company (the “Restated Certificate of Incorporation”), which amends and restates the Company’s existing Certificate of Incorporation to effect a reverse split of the Company’s outstanding shares of common stock, par value $.01 per share, by a ratio of 7-for-1 and to effect a proportional decrease in the number of authorized shares of common stock from 150,000,000 to 21,400,000.

2.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only holders of record of the Company’s common stock as reflected on the stock transfer books of the Company at the close of business on November 1, 2004 will be entitled to notice of and to vote at the meeting. In accordance with Delaware corporate law, the Company will make available for examination by any stockholder entitled to vote at the meeting a complete list of the stockholders of record entitled to vote at the meeting, arranged in alphabetical order. This stockholder list will be available for examination for any purpose germane to the meeting, during ordinary business hours, for at least 10 days prior to the meeting, at the offices of the Company. All stockholders are cordially invited to attend the meeting.

Please sign, date and return the enclosed proxy in the enclosed envelope at your earliest convenience. If you return your proxy, you may nevertheless attend the meeting and vote your shares in person.

By Order of the Board of Directors,

Portsmouth, New Hampshire November 8, 2004	Joseph E. Cresci Secretary

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IN THE UNITED STATES.

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS

November 8, 2004

The Board of Directors of Environmental Power Corporation, a Delaware corporation (“we”, “us”, the “Company” or “EPC”), is soliciting proxies in the form enclosed with this proxy statement for use at the Company’s Special Meeting of Stockholders to be held on Friday, November 19, 2004, at 11:00 a.m. E.D.T. at the offices of the Company located at One Cate Street, 4th Floor, Portsmouth, New Hampshire 03801, and any adjournments thereof (the “Meeting”). We first mailed these proxy materials on or about November 8, 2004 to all stockholders entitled to vote at the Meeting.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

How Proxies Work

EPC’s Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the Meeting in the manner that you direct, or if you do not direct us, in the manner as recommended by the Board of Directors in this proxy statement. You may vote for the director nominees or withhold your vote for any nominee. You also may vote for or against the other proposals or abstain from voting.

Who May Vote

Holders of EPC’s common stock at the close of business on November 1, 2004 are entitled to receive notice of and to vote their shares at the Meeting. As of November 1, 2004, there were 34,107,949 shares of common stock issued and outstanding and entitled to vote at the Meeting. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting.

How to Vote

You may vote in person at the Meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the Meeting in person. You may change your vote at the Meeting in one of the ways described below. All shares represented by proxies that have been properly voted and not revoked will be voted at the Meeting. If you sign and return your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors. If you choose to vote by proxy, simply mark your proxy, date and sign it, and return it in the enclosed postage-paid envelope. If you attend the Meeting, you will be able to vote your shares, even if you already voted by mail. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

Revoking a Proxy

You may revoke your proxy before it is voted by:

•	providing written notice to the corporate Secretary of EPC before or at the Meeting;

•	submitting a new proxy with a later date; or

•	voting by ballot at the Meeting.

The last vote you submit chronologically (by any means) will supersede your prior vote(s). Your attendance at the Meeting will not, by itself, revoke your proxy.

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

Quorum

In order to carry on the business of the Meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the Meeting, either by proxy or in person. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. Treasury shares, which are shares owned by EPC itself, are not voted and do not count for this purpose.

Votes Needed

The affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock entitled to vote at the Meeting is required to approve the Restated Certificate of Incorporation and the amendments effected thereby. Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be voted in favor of such matter, and will also not be counted as votes cast or shares voting on such matters. Accordingly, abstentions and broker non-votes will have the effect of a vote against the proposal to approve the Restated Certificate of Incorporation and any other matter requiring the affirmative vote of a certain percentage of shares outstanding.

Voting on Other Matters

If other matters are properly presented at the Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. At the date that this Proxy Statement went to press, we did not know of any other matters to be raised at the Meeting.

Solicitation of Proxies

Proxies may be solicited on our behalf by directors, officers or employees of the Company, without additional remuneration, in person or by telephone, by mail, electronic transmission and facsimile transmission. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of common stock held in their names and, as required by law, the Company will reimburse them for their reasonable out-of-pocket expenses for this service.

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

OWNERSHIP OF EPC’S COMMON STOCK

Beneficial Ownership of Directors, Officers and 5% Stockholders

5% or Greater Stockholders

The following table sets forth as of September 30, 2004 the name of each person who, to our knowledge, owned beneficially more than 5% of the shares of common stock of EPC outstanding at such date, the number of shares owned by each of such persons and the percentage of the class represented thereby.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	(1)	Percentage of Class
Joseph E. Cresci c/o Environmental Power Corporation One Cate Street, 4th Floor Portsmouth, NH 03801	6,569,779	(2)	18.7%
Donald A. Livingston c/o Environmental Power Corporation One Cate Street, 4th Floor Portsmouth, NH 03801	3,763,761	(3)	10.7%
Kamlesh Tejwani c/o Environmental Power Corporation One Cate Street, 4th Floor Portsmouth, NH 03801	2,820,000	(4)	7.6%
Lewis Warshauer c/o Red Bank Radiologists, P.A. 6 Riverview Plaza Red Bank, NJ 07701	2,360,000	(5)	6.9%
John O’Shea c/o Westminster Securities Corporation 100 Wall Street, 7th Floor New York, NY 10005	2,281,490	(6)	6.6%

(1)	Except as otherwise indicated, the named person has sole voting and investment power with respect to the shares. Except as indicated in the following notes all shares are held beneficially and of record. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of September 30, 2004 are deemed outstanding for computing the number and the percentage of outstanding shares beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any person.

(2)	Includes 3,643,618 shares held in a revocable trust for the benefit of members of Mr. Cresci’s family, of which Mr. Cresci is the trustee, and 59,730 shares held in trust for the benefit of Mr. Cresci and his children, as to which Mr. Cresci has shared voting and investment power; but does not include 20,000 shares owned by Mr. Cresci’s wife, as to which shares Mr. Cresci has neither voting nor investment power and as to which shares he disclaims beneficial ownership. Also includes 1,000,000 shares which Mr. Cresci deposited into a voting trust on November 20, 1996 and in which David Mulhern has beneficial ownership in his capacity as trustee with sole voting power. Mr. Cresci also has beneficial ownership in such shares which are evidenced by voting trust certificates held by The Cresci Family Limited Partnership of which Mr. Cresci is the sole general partner with sole dispositive power. Includes 1,000,000 shares that Mr. Cresci has the right to acquire pursuant to stock options that are currently exercisable.

(3)	Includes 1,000,000 shares that Mr. Livingston has the right to acquire pursuant to stock options that are currently exercisable.

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

(4)	Comprised of 2,820,000 shares that Mr. Tejwani has the right to acquire pursuant to stock options that are currently exercisable.

(5)	Of the shares indicated as being beneficially owned by the stockholder, (i) 340,000 shares, and currently exercisable warrants to acquire 120,000 shares, are held in the name of Red Bank Radiologists Pension Trust FBO Lewis Warshauer and (ii) 370,000 shares are owned jointly with his wife.

(6)	Of the shares indicated as being beneficially owned by the stockholder, (i) 1,610,000 shares are held in the name of John P. O’Shea individually, (ii) 797,179 shares, and 67,500 shares subject to a currently exercisable warrant, are held in the name of IRA FBO John P. O’Shea, Pershing LLC as Custodian, (iii) 382,500 shares are subject to a currently exercisable warrant to acquire 8.5 Units held in the name of John P. O’Shea individually, each of which Units consists of 30,000 shares of common stock and a warrant to acquire 15,000 shares of common stock, and (iv) 28,830 shares are subject to a currently exercisable warrant held in the name of John P. O’Shea individually.

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

Directors and Named Executive Officers

The following table sets forth as of September 30, 2004 the number and percentage of outstanding shares of common stock beneficially owned by our Named Executives, Directors, and Directors and Officers as a group.

Name of Director/Officer(1)	Positions and Offices	Amount and Nature of Beneficial Ownership	(2)	Percentage of Class
Joseph E. Cresci	Chairman and Director	6,569,779	(3)	18.7%
Kamlesh Tejwani	President and Chief Executive Officer	2,820,000	(4)	7.6%
Donald A. Livingston	Executive Vice President	3,763,761	(5)	10.7%
Robert I. Weisberg	Director	993,251	(6)	2.8%
August Schumacher	Director	361,162	(7)	1.1%
Jessie Knight, Jr.	Director	361,162	(8)	1.1%
John Cooper	Director	211,162	(9)	*
R. Jeffrey Macartney	Chief Financial Officer	177,404	(10)	*
All Directors and Officers as a Group	(8 Individuals)	15,257,681	(11)	37.6%

*Less	than 1%

(1)	Each of the named individuals has an address c/o Environmental Power Corporation, One Cate Street, 4th Floor, Portsmouth, New Hampshire 03801.

(2)	Except as otherwise indicated, the named person has sole voting and investment power with respect to the shares. Except as indicated in the following notes all shares are held beneficially and of record by the named person.

(3)	Includes 3,643,618 shares held in a revocable trust for the benefit of members of Mr. Cresci’s family, of which Mr. Cresci is the trustee, and 59,730 shares held in trust for the benefit of Mr. Cresci and his children, as to which Mr. Cresci has shared voting and investment power; but does not include 20,000 shares owned by Mr. Cresci’s wife, as to which shares Mr. Cresci has neither voting nor investment power and as to which shares he disclaims beneficial ownership. Also includes 1,000,000 shares which Mr. Cresci deposited into a voting trust on November 20, 1996 and in which David Mulhern has beneficial ownership in his capacity as trustee with sole voting power. Mr. Cresci also has beneficial ownership in such shares which are evidenced by voting trust certificates held by The Cresci Family Limited Partnership of which Mr. Cresci is the sole general partner with sole dispositive power. Includes 1,000,000 shares that Mr. Cresci has the right to acquire pursuant to stock options that are currently exercisable.

(4)	Comprised of 2,820,000 shares that Mr. Tejwani has the right to acquire pursuant to stock options that are currently exercisable.

(5)	Includes 1,000,000 shares that Mr. Livingston has the right to acquire pursuant to stock options that are currently exercisable.

(6)	Includes 700,000 shares subject to options and warrants that are currently exercisable, of which 50,000 shares are subject to a currently exercisable warrant held by Alco Financial Services, LLC, of which Mr. Weisberg is a principal.

(7)	Includes 350,000 shares that Mr. Schumacher has the right to acquire pursuant to stock options that are currently exercisable.

(8)	Includes 250,000 shares that Mr. Knight has the right to acquire pursuant to stock options that are currently exercisable.

(9)	Includes 200,000 shares that Mr. Cooper has the right to acquire pursuant to stock options that are currently exercisable.

(10)	Includes 125,000 shares Mr. Macartney has the right to acquire pursuant to stock options that are currently exercisable.

(11)	Includes 6,445,000 shares that directors and officers have the right to acquire pursuant to various stock options or warrants that are currently exercisable or exercisable within 60 days of September 30, 2004.

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

PROPOSAL ONE:

APPROVAL OF RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A 7-FOR-1 REVERSE

STOCK SPLIT AND TO DECREASE THE NUMBER OF AUTHORIZED SHARES

Background

Our Board of Directors has adopted a resolution declaring the advisability of amending and restating our Certificate of Incorporation to effect a 7-for-1 reverse stock split in which of all the issued and outstanding shares of our common stock, referred to as “old common stock,” will be combined and reconstituted as a smaller number of shares of common stock, referred to as “new common stock,” in a ratio of seven shares of old common stock for each share of new common stock. We will pay cash in lieu of any fractional share of new common stock otherwise issuable in connection with the reverse stock split. In addition, the Restated Certificate of Incorporation will amend our Certificate of Incorporation to reduce proportionally our authorized shares of common stock from 150,000,000 to 21,400,000. There will be no change in the par value of the common stock.

By approving the proposed Restated Certificate of Incorporation, the stockholders will be authorizing the Board to implement the reverse stock split. The Board may decide to forgo or to postpone implementation of the reverse stock split, even if the proposed Restated Certificate of Incorporation has been approved by the stockholders, if it determines that doing so is advisable.

If the stockholders approve the Restated Certificate of Incorporation and the Board determines to implement the reverse stock split, we will file the Restated Certificate of Incorporation with the Delaware Secretary of State. The reverse stock split will be effective at 5:00 p.m. Eastern time on the date of filing of the Restated Certificate of Incorporation, or on such later date as may be specified in the Restated Certificate of Incorporation. At such time, each outstanding share of old common stock will automatically be changed into one-seventh of a share of new common stock. We will pay cash in lieu of any fractional share of new common stock otherwise issuable in connection with the reverse stock split. In addition, the reverse stock split will result in a proportionate decrease in the number of shares authorized for issuance under our stock option plans and the number of shares of common stock issuable upon exercise of outstanding options and warrants, and a proportionate increase in the exercise prices of outstanding options and warrants.

Purpose of the Reverse Stock Split

The purpose of the proposed reverse stock split is to decrease the number of outstanding shares of old common stock in order to increase the market value of each share of the new common stock. Immediately following a reverse stock split, the per-share price of a company’s common stock generally increases proportionately with the reverse stock split ratio. Given the circumstances in which the Company expects to effect the reverse stock split, management believes that the reverse stock split would not only lead to a proportionate increase in the price of the new common stock but would be one in a series of steps that would expand the market for, and increase the price of, the old common stock. Theoretically, decreasing the number of shares of old common stock outstanding should not, by itself, affect the marketability of the shares, the type of investor interested in acquiring them, or the Company’s reputation in the financial community. In practice, however, many investors and market makers consider low priced stock as unduly speculative in nature, and, as a matter of policy, avoid investment and trading in such stocks. For instance, institutional investors often have policies limiting their trading in securities to securities that are listed on a national exchange or quoted on a national market and which meet certain price per share criteria. Furthermore, stocks which do not sustain a trading price of at least $5.00 per share are subject to “penny stock” regulations, which means that brokers and dealers effecting transactions in our common stock must obtain the written consent of a customer, obtain information about the customer, and provide certain disclosures to the customer prior to purchasing our common stock for the account of that customer. The presence of the foregoing limiting factors may adversely affect not only the pricing of the Company’s old common stock but also its trading liquidity and the Company’s access to the capital markets.

The Company hopes that the decrease in the number of shares of its outstanding common stock resulting from the reverse stock split, and the anticipated increase in the per share trading price, will encourage greater interest in its

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

common stock among members of the financial community and the investing public and possibly create a more liquid market for the Company’s stockholders. However, the possibility exists that stockholder liquidity may be adversely affected by the reduced number of shares which would be outstanding if the reverse stock split is effected, particularly if the price per share of the Company’s common stock begins a declining trend after the reverse stock split is effected.

The Company cannot be certain that the reverse stock split will achieve any of the desired results, or that the price per share of its common stock immediately following the reverse split will increase, or that the increase, if any, will be sustained for any period of time. In the longer term, depending upon surrounding company, market and industry factors, a reverse stock split can have no effect, a positive effect or a negative effect on the value of the post-reverse split stock.

The Company is not aware of any present efforts by anyone to accumulate its common stock, and the proposed reverse stock split is not intended to be an anti-takeover device.

One of the primary reasons the Board approved and is recommending the reverse stock split to stockholders is to enable the new common stock to qualify for listing on an exchange or a Nasdaq market. Of the major United States markets, the common stock could most readily qualify for listing on the American Stock Exchange (the “AMEX”) and the Nasdaq SmallCap Market (the “SmallCap”). At this time, the Board believes that a listing on AMEX would benefit the Company more than a listing on the Small Cap. The Board’s rationale supporting this belief is that, if its common stock is listed on AMEX, the Company will not be subject to certain cumbersome and costly state securities laws. The Company intends to file a listing application with AMEX.

If effected, a primary purpose of the reverse stock split would be to increase the market price for the common stock above the $3.00 per share minimum bid requirement for initial listing on the AMEX (or $4.00 minimum bid price for the SmallCap). The AMEX has other listing requirements in addition to a minimum bid price requirement. The following table sets forth information regarding the principal quantitative listing requirements for the AMEX and the Company’s present compliance (or expected compliance) with such requirements. Compliance with any one of the standards described below is required for listing on the AMEX. The Company expects to comply with Standard 2.

STANDARD 1:

Requirement	Minimum Quantity	Compliance
Stockholders equity AND	$4 million	Yes
Pre-tax net income from continuing operations in its last fiscal year, or in two of its last three fiscal years AND	$750,000	No
Aggregate market value of publicly held shares	$3 million	Yes

STANDARD 2:

Requirement	Minimum Quantity	Compliance
Stockholders equity AND	$4 million	Yes
History of operations AND	2 years	Yes
Aggregate market value of publicly held shares	$15 million	Yes

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

STANDARD 3:

Requirement	Minimum Quantity	Compliance
Stockholders equity AND	$4 million	Yes
Total value of market capitalization AND	$50 million	No
Aggregate market value of publicly held shares	$15 million	Yes

STANDARD 4:

Requirement	Minimum Quantity	Compliance
Total value of market capitalization OR	$75 million	No
Total assets and total revenue in its last fiscal year, or in two of its last three fiscal years	$75 million	No
Aggregate market value of publicly held shares	$20 million	Yes

APPLICABLE TO ALL STANDARDS:

Requirement	Minimum Quantity	Compliance
Distribution:
Public distribution and	500,000	Yes
Public shareholders OR	800	Yes
Public distribution and	1,000,000	Yes
Public shareholders	400	Yes
Minimum bid price	$3	Yes*
Corporate Governance Rules	Various	Yes**

*	If the reverse stock split is approved.

**	Subject to board action with respect to the implementation of certain corporate governance initiatives.

Effectiveness of the Reverse Stock Split

If the stockholders approve this proposal, the reverse stock split will become effective on such date that we file the Restated Certificate of Incorporation with the Delaware Secretary of State, or such later date as may be specified in the Restated Certificate of Incorporation. We expect to issue a press release setting forth the details regarding the effectiveness of the reverse split. Even if the reverse stock split is approved by stockholders, our Board of Directors has discretion to decline to carry out the reverse stock split if it determines that the reverse stock split is not necessary to accomplish the listing of our common stock on the AMEX or the Small Cap or if it determines that the reverse stock split will not be beneficial for any other reason. Upon the filing of the Restated Certificate of

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

Incorporation with the Delaware Secretary of State, all the old common stock will be converted into new common stock as set forth in the Restated Certificate of Incorporation.

Certificates and Fractional Shares

As soon as practicable after the effective date of the reverse stock split, we will request that all stockholders return their stock certificates representing shares of old common stock outstanding on the effective date in exchange for certificates representing the number of whole shares of new common stock into which the shares of old common stock have been converted as a result of the reverse stock split. Each stockholder will receive a letter of transmittal from our transfer agent containing instructions on how to exchange certificates. Stockholders should not destroy any stock certificate and should not submit their old certificates to the transfer agent until they receive these instructions. In order to receive new certificates, stockholders must surrender their old certificates in accordance with the transfer agent’s instructions, together with the properly executed and completed letter of transmittal. Stockholders whose shares are held by their stockbroker do not need to submit old certificates for exchange. These shares will automatically reflect the new quantity of shares based on the 7-for-1 exchange ratio of the reverse stock split.

Beginning on the effective date of the reverse stock split, each old certificate, until exchanged as described above, will be deemed for all purposes to evidence ownership of the number of whole shares of new common stock into which the shares evidenced by the old certificates have been converted.

We will not issue fractional shares. In lieu of any fractional shares to which a holder of common stock would otherwise be entitled as a result of the reverse stock split, we shall pay cash equal to such fractional share multiplied by the average of the closing price of the common stock as reported on the Over the Counter Bulletin Board (“OTCBB”) for the five trading days ending on the date immediately prior to the date on which the reverse stock split becomes effective. After the reverse stock split, you will have no further interest in the Company with respect to your cashed-out fractional shares. A person otherwise entitled to a fractional interest will not have any voting, dividend or other rights except to receive payment as described above.

Impact of the Reverse Stock Split

The principal effect of the reverse stock split will be to decrease the number of shares of common stock outstanding from approximately 34,107,949 shares to approximately 4,872,564 shares. In addition, with respect to employees, directors and others party to the Company stock option plans, or the holders of warrants to acquire common stock, the reverse stock split will result in a proportionate decrease in the number of shares authorized for issuance under the Company’s stock option plans and the number of shares of common stock issuable upon exercise of outstanding options and warrants, and a proportionate increase in the exercise prices of outstanding options and warrants. As a result, following the effective date, the number of shares of common stock issuable upon the exercise of outstanding options and warrants will be reduced from approximately 16,401,662 shares to approximately 2,343,094 shares.

The reduction in the number of outstanding shares is expected to increase the trading price of our common stock, although we cannot assure you that such price will increase in proportion to the 7-for-1 reverse stock split ratio, if at all. The trading price of our common stock depends on many factors, including many that are beyond our control. The higher stock price may increase investor interest and reduce resistance of brokerage firms to recommend the purchase of our common stock. On the other hand, to the extent that any negative investor sentiment regarding our common stock is not based on our underlying business fundamentals, the reverse stock split might not overcome that sentiment enough to increase our stock price to a level that consistently exceeds the AMEX or SmallCap minimums.

The liquidity of our common stock may be adversely affected by the reduced number of shares outstanding after the reverse stock split. In addition, the split will increase the number of stockholders who own “odd lots,” which consist of blocks of fewer than 100 shares. Stockholders who hold odd lots may be required to pay higher brokerage commissions when they sell their shares and may have greater difficulty in making sales.

The shares of new common stock will be fully paid and non-assessable. The amendment will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

and distributions and will be identical in all other respects to the common stock now authorized and held by our stockholders. No stockholder’s percentage ownership of common stock will be altered except to the extent that any holder of common stock who would otherwise be entitled to a fractional share of new common stock as a result of the reverse stock split receives cash in lieu of such fractional share of new common stock.

The reduction in the number of outstanding shares will affect the presentation of stockholders’ equity in our balance sheet. Because the par value of the shares of our common stock is not changing as a result of the reverse stock split, our stated capital, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced proportionately on the effective date of the reverse stock split. Correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of our common stock, will be increased by a number equal to the decrease in stated capital.

The reverse stock split is not intended as, and will not have the effect of, a “going private” transaction. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

No Dissenter’s Rights

Stockholders are not entitled to dissenter’s rights with respect to the proposed Restated Certificate of Incorporation to effect the reverse stock split and to reduce the number of authorized shares of common stock, and we will not independently provide our stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

The following discussion summarizes the material federal income tax consequences of the reverse stock split that are applicable to stockholders. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations, judicial authority, and administrative rulings and practice, all as of the date hereof, all of which are subject to change, possibly with retroactive effect. This summary does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. This discussion assumes that the old common stock has been and the new common stock will be held as a capital asset, as defined in the Code, and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g., banks, foreign entities, tax-exempt entities, non-resident alien individuals, broker/dealers or insurance companies). Stockholders are urged to consult their own tax advisers regarding the federal income tax consequences of the proposed reverse stock split in light of their personal circumstances as well as the consequences under state, local and foreign tax laws.

Except for any cash received in lieu of fractional shares, a stockholder will not recognize any gain or loss as a result of the receipt of shares of new common stock in exchange for his shares of old common stock pursuant to the reverse stock split. A stockholder’s aggregate tax basis for the shares of new common stock received, including any fractional share interest for which cash is received, will equal such stockholder’s aggregate tax basis of the shares of old common stock exchanged. A stockholder’s holding period for the shares of new common stock received, including any fractional share interest for which cash is received, will include the holding period of the shares of old common stock exchanged.

A stockholder who receives cash in lieu of a fractional share of new common stock will generally be treated as having received the cash as a distribution in redemption of his fractional share interest, as provided under Section 302 of the Code. In general, a stockholder will recognize capital gain or loss on the deemed redemption in an amount equal to the difference between the amount of cash received and such stockholder’s adjusted tax basis allocable to such fractional share, as described in the preceding paragraph. However, depending on a stockholder’s particular facts and circumstances, the cash payment may be taxable as a dividend.

The Company will not recognize any gain or loss as a result of the reverse stock split.

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

Decrease in Authorized Shares

In connection with the reverse stock split, the proposed Restated Certificate of Incorporation will reduce proportionally the number of shares of our common stock authorized for issuance from 150,000,000 to 21,400,000. The decrease in authorized shares will reduce the amount of annual franchise fees that we are required to pay as a result of being incorporated in Delaware. The annual franchise fee in Delaware is calculated based on the number of shares of stock that a company has authorized for issuance.

Our Certificate of Incorporation currently authorizes the issuance of up to 150,000,000 shares of our common stock. Of those shares, 34,107,949 shares were issued and outstanding as of November 1, 2004 and 19,419,700 unissued shares were reserved for issuance under our equity compensation plans and pursuant to outstanding options and warrants, leaving 96,472,351 shares of our common stock unissued and unreserved. After the effective date of the reverse stock split, our Restated Certificate of Incorporation will authorize the issuance of up to 21,400,000 shares of our common stock. Of that number, approximately 4,872,564 will be issued and outstanding and approximately 2,774,243 unissued shares will be reserved for issuance under our equity compensation plans and pursuant to outstanding options and warrants, leaving approximately 13,753,193 shares of our common stock unissued and unreserved.

A reduction in the number of shares authorized for issuance may mean that we have insufficient shares available for issuance in connection with a stock dividend, raising additional capital, acquiring other businesses, establishing strategic relationships with corporate partners or providing equity incentives to employees and officers or for other corporate purposes. In the event that the Board of Directors determines that it is necessary or appropriate to issue additional shares beyond those authorized for issuance, a future amendment to our Restated Certificate of Incorporation may be required which would require stockholder approval.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will have the same effect as a negative vote on this proposal. If there are not sufficient votes to approve this proposal at the time of the meeting, the meeting may be adjourned in order to permit further solicitation of proxies by the Board of Directors. However, no proxy voted against this proposal will be voted in favor of an adjournment or postponement of the meeting to solicit additional votes in favor of this proposal.

THE BOARD OF DIRECTORS DEEMS THIS PROPOSAL ONE TO BE

IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS

AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the 2005 Annual Meeting of Stockholders of the Company must be received at the Company’s principal executive offices (i) not later than January 18, 2005 or (ii) in the event the date of the 2005 Annual Meeting changes by more than 30 days from the Meeting, a reasonable time before the Company mails its proxy materials for the 2005 Annual Meeting. In order to avoid controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail-return receipt requested. Such proposals must also meet the other requirements established by the Securities and Exchange Commission for stockholder proposals. If the Company does not receive notice of any matter that is to come before the stockholders at the 2005 Annual Meeting of Stockholders on or before (i) April 2, 2005, which corresponds to forty-five days before the date on which the Company first mailed its proxy statement for the 2004 Annual Meeting of Stockholders, or (ii) in the event the date of the 2005 Annual Meeting changes by more than 30 days from the day of the year in 2004 that the Annual Meeting was held, a reasonable time before the Company mails its proxy materials for the 2005 Annual Meeting, the proxy for the 2005 Annual Meeting of Stockholders may, pursuant to Rule 14a-4(c) of the Proxy Rules under the Securities Exchange Act of 1934, confer discretionary authority to vote on the matters presented. In order to be eligible to submit a proposal, a stockholder must have continuously held at least $2,000 in market value, or 1%, of the Company’s common stock for at least one year by the date the proposal is submitted, and must continue to hold those securities through the date of the 2005 Annual Meeting. Each stockholder may submit no more than one proposal for the 2005 Annual Meeting, and such proposal may not exceed 500 words.

OTHER MATTERS

The Board of Directors knows of no business that will be presented for consideration at the Meeting other than those matters described in this Proxy Statement. If any other business should come before the Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

HOUSEHOLDING OF MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this document to you if you call or write us at the following address or phone number: Environmental Power Corporation, One Cate Street, 4th Floor, Portsmouth, New Hampshire 03801, Telephone: (603) 431-1780. If you want to receive separate copies of our Annual Reports and Proxy Statements in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

The Board of Directors hopes that you will attend the Meeting. Whether or not you plan to attend the Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience. If you attend the Meeting you may still vote your stock personally even though you may have already sent in your proxy.

Portsmouth, New Hampshire	By order of the Board of Directors

November 8, 2004	/s/Joseph E. Cresci

Secretary

Appendix 1

PROXY

ENVIRONMENTAL POWER CORPORATION

Proxy for the Special Meeting of Stockholders to be held on November 19, 2004

This Proxy is solicited on behalf of the Board of Directors

of Environmental Power Corporation

The undersigned, revoking all prior proxies, hereby appoint(s) Joseph E. Cresci, Donald A. Livingston and R. Jeffrey Macartney, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of Environmental Power Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at the offices of the Company, One Cate Street, 4th Floor, Portsmouth, New Hampshire 03801 on November 19, 2004 at 11:00 a.m. E.D.T., local time, and at any adjournment thereof (the “Meeting”).

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

(Continued, and to be signed, on reverse side)

Please date, sign and mail your

proxy card back as soon as possible!

Special Meeting of Stockholders

ENVIRONMENTAL POWER CORPORATION

November 19, 2004

Please detach and mail in the envelope provided

☒ Please mark votes as in this example.

1.       To consider and approve a Restated Certificate of Incorporation of the Company to effect a reverse split of the Company’s outstanding shares of common stock, par value $0.01 per share, by a ratio of 7-for-1 and to effect a proportional decrease in the number of authorized shares of common stock from 150,000,000 to 21,400,000.

FOR the Restated Certificate of Incorporation ☐	WITHHOLD AUTHORITY to vote in favor of the Restated Certificate of Incorporation ☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

Check here if the Securities and Exchange Commission’s “householding” rule applies to you and you wish to continue receiving separate proxy materials without participating in the rule.   ☐

PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

Signature:	Date:
Signature:	Date:

NOTE:	Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, guardians, attorneys and corporate officers should add their titles.